SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a party other than the registrant ☐
Check the appropriate box:
     ☐ Preliminary proxy statement
     ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     ☒ Definitive revised proxy statement
     ☐ Definitive additional materials
     ☐ Soliciting material pursuant to Rule 14a-12
Covansys Corporation

(Name of Registrant as Specified in Its Charter)
Covansys Corporation

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
     ☒ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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May 13, 2005
Dear Covansys Corporation Shareholder:
      You are cordially invited to attend our annual meeting of shareholders which will be held this year on Tuesday, June 14, 2005 at 9:00 a.m. The meeting will be held at The Ritz-Carlton, Dearborn, 300 Town Center Drive, Dearborn, Michigan 48126. For your convenience, we have included a map and directions to the Ritz-Carlton on the back page of the attached Proxy Statement.
      The Notice of the 2005 Annual Meeting of Shareholders and the related Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter. In addition to the items of business, we will also discuss our 2004 performance and answer any questions you may have about our company. Enclosed with the Proxy Statement is your voting card, a postage-paid envelope to return your voting card, your admission ticket to the meeting and our 2004 Annual Report.
      After reading the Proxy Statement, please promptly mark, date, sign, and return the enclosed voting card in the postage-prepaid envelope to ensure that your shares are represented at the annual meeting. Your shares cannot be voted unless you date, sign, and return the enclosed voting card or attend the meeting in person. Regardless of the number of shares you own, your vote is important.
      Whether you are able to attend the meeting or not, please mark, date, sign, and return the enclosed voting card in the envelope provided. If you decide to attend the meeting and would like to vote in person, you may do so.
      The Board of Directors and I look forward to seeing you at the meeting.

Sincerely,

Rajendra B. Vattikuti
Chairman, Chief Executive Officer and President

COVANSYS CORPORATION

NOTICE OF THE 2005 ANNUAL MEETING OF SHAREHOLDERS

       The 2005 Annual Meeting of Shareholders of Covansys Corporation will be held on Tuesday, June 14, 2005 at 9:00 a.m. at The Ritz-Carlton, Dearborn, 300 Town Center Drive, Dearborn, Michigan 48126 for the following purposes:

1.	to elect four directors to the Board of Directors;

2.	to ratify the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

3.	to transact any other business that may properly come before the meeting.
      Shareholders who owned their shares as of the close of business on April 22, 2005 are entitled to notice of and to vote at our Annual Meeting and any adjournments thereof.
      Whether or not you plan to attend the meeting, please mark, sign, date, and return the enclosed voting card in the envelope provided.

By Order of the Board of Directors

Brett Pynnonen
Secretary and General Counsel
May 13, 2005
YOUR VOTE IS IMPORTANT
Please mark, sign, and date the enclosed voting card, and return it promptly in the enclosed self-addressed stamped envelope.

INFORMATION ABOUT COVANSYS CORPORATION
      Covansys Corporation is a provider of information technology services. We offer our clients flexible global delivery capabilities through our worldwide development centers and branch locations. As of December 31, 2004 we had 5,804 employees and utilized the services of 383 independent contractors. Our headquarters is located at 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. Our telephone number is (248) 488-2088.
INFORMATION ABOUT THE ANNUAL MEETING
Information about Attending the Annual Meeting
      Our Annual Meeting will be held Tuesday, June 14, 2005 at 9:00 a.m. at The Ritz-Carlton, Dearborn, Dearborn, MI 48126. If you would like to attend the Annual Meeting please bring your admission ticket with you. Your admission ticket is included with this Proxy Statement and is attached to the voting card. Simply detach the voting card from your ticket, sign, date and mail your voting card in the enclosed envelope and bring your admission ticket to the meeting. If you want to attend the meeting, but your shares are held in the name of a broker or other nominee, please send a written request for an admission ticket to our Corporate Secretary, and include with your request an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on April 22, 2005.
Annual Report
      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is enclosed with this Proxy Statement.
Information about this Proxy Statement
      You are receiving this Proxy Statement and the enclosed voting card because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement contains the information we are required to provide to you under the rules of the Securities and Exchange Commission. It is designed to assist you in voting your shares. On May 13, 2005, we began mailing proxy materials to all shareholders of record as of the close of business on April 22, 2005.
Information about Voting
      You can vote on the matters to be presented at the Annual Meeting in two ways:

•	By Proxy-You can vote by signing, dating and returning the enclosed voting card. If you do this, the individuals named on the card (your “proxies”) will vote your shares in the manner you indicate. You may specify on your voting card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the voting card, your shares will be voted for the election of all the nominees for director.

•	In Person-You may cast your vote in person when you attend the Annual Meeting.
      You may revoke your proxy at any time before it is exercised at the Annual Meeting by sending a written notice of revocation to our Corporate Secretary, Brett Pynnonen, by providing a later dated proxy or by voting in person at the meeting.
      Each share of Common Stock is entitled to one vote. As of April 22, 2005, we had 37,531,471 shares of voting stock outstanding.
Quorum Requirement
      To hold a valid meeting, a quorum of shareholders is necessary. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions will be counted as present for establishing a quorum.

Information about Votes Necessary for Action to be Taken
      If a quorum exists, each director must receive a plurality of the votes cast at the meeting to be elected. The ratification of the appointment of BDO Seidman, LLP as our Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will have no effect on the election of directors.
Cost and Method of Soliciting Proxies
      The cost of soliciting proxies will be paid by the Company. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.
Other Matters
      The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the proposals discussed in this Proxy Statement. Generally, no business other than the items discussed in this Proxy Statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.
ELECTION OF DIRECTORS
      Our Board of Directors is divided into classes and, as a result, the terms of our directors are staggered. Each director class serves a three-year term. The terms of our Class III directors end this year. The Nominating and Governance Committee of the Board of Directors, which is comprised entirely of independent directors, has recommended, and the Board of Directors has nominated, each of the Class III directors to be re-elected. Each re-elected director will serve until the end of his term and until his qualified successor has been elected. Currently, William C. Brooks, John A. Stanley and Gary C. Wendt are Class III directors and, if re-elected, will serve a new three-year term.
      In a letter received by the Company on April 5, 2005, William P. Foley, II tendered his resignation as a director. Pursuant to the Standstill and Shareholders Agreement between the Company and Fidelity Information Services, Inc. (“FIS”) dated as of April 26, 2004, FIS is entitled to designate for election to the Board of Directors a replacement for Mr. Foley. FIS has designated, and on April 8, 2005, the Board of Directors approved, the appointment of Hugh R. Harris as a Class II Director of the Company to replace Mr. Foley. Messrs. Sanchez and Wendt have also been designated by FIS to be directors of the Company.
      In accordance with our Bylaws, the term of office of any director appointed by the Board of Directors shall expire at the next election of directors by the shareholders. Accordingly, the Board of Directors recommends that Mr. Harris be elected to serve for a two-year term consistent with the remaining terms of the other Class II directors.
      The following information is furnished with respect to all of our directors. The ages of the directors are as of December 31, 2004.
      William C. Brooks, has served as a director since August 1998. Since 2002, Mr. Brooks has been the President and CEO of United American Healthcare Corporation where he has served as Chairman of the Board since 1998. In 2001, Mr. Brooks retired as Chairman of the Brooks Group International, a human resource and workforce development firm. He retired as Vice President of Corporate Affairs of General Motors in 1997 where he had served for 25 years in various positions. Mr. Brooks was nominated by President Clinton and served from February 1996 to January 1998 on the Social Security Advisory Board. Mr. Brooks was nominated by President Bush and served from July 1989 to November 1990 as the Assistant Secretary of Labor for the Employment Standards Administration. Mr. Brooks holds a Bachelor of Arts degree from Long Island University and a Master’s Degree in Business Administration from the University of Oklahoma. He is a director of United American Healthcare Corporation. Age 71. (If elected, term will expire 2008).

      Hugh R. Harris, has served as a director since April 2005. Mr. Harris is President of the Financial Services Technology division of Fidelity Information Services (“FIS”), a division of Fidelity National Financial. Prior to joining Fidelity, Mr. Harris was Chief Executive Officer of HomeSide Lending, one of the world’s largest full-service mortgage companies, where he played a key role in overseeing the company’s growth through the execution of an aggressive mergers and acquisitions program. Mr. Harris began his mortgage banking career with SouthTrust Mortgage and held senior positions at Mortgage Corp. of the South and its successor, BancBoston Mortgage Corp. Age 53. (If elected, term will expire 2007).
      Douglas S. Land, has served as a director since November 1993 and as an advisor to the Company since 1988. Mr. Land is the President and founder of The Chesapeake Group, a financial advisory firm that has been providing consulting and investment banking services to start-up and middle-market firms since 1985. Mr. Land is the founder of Economic Analysis Group, Ltd., a Washington D.C. based consulting firm that has been providing financial and economic consulting services since 1983. Mr. Land also serves as a director for Valtech SA. Mr. Land holds a Bachelor of Science degree in Economics and a Master of Business Administration degree in Finance from the Wharton School and a Master of Arts degree in International Relations from the University of Pennsylvania. Age 47. Term expires in 2007.
      Ronald K. Machtley, has served as a director since May 1998. Mr. Machtley has been the President of Bryant College since 1996. From 1994 to 1995, Mr. Machtley was a partner in the Washington D.C. law firm of Wilkinson, Barker, Knauer & Quinn. From 1988 to 1995, Mr. Machtley was a United States Congressmen from the State of Rhode Island. He is a director of Amica Insurance Company, Inc. and Cranston Print Works, Inc. Mr. Machtley holds a J.D. from Suffolk University and is a graduate of the U.S. Naval Academy. Age 57. Term expires in 2007.
      Frank Sanchez, has served as a director since September 2004. Mr. Sanchez is the president of the Leveraged Product Development division of Fidelity Information Services, Inc. Mr. Sanchez has over 20 years of experience in the financial services technology area and was responsible for deploying the financial industry’s first core banking system on Linux. Mr. Sanchez attended the University of Connecticut where he studied astrophysics and finance. He is a director of TSA, the leading electronic payment software vendor. Age 48. Term expires 2006.
      John A. Stanley, has served as a director since June 1997. Mr. Stanley is currently a self-employed business consultant. Previously he served as President of European Operations of Lexmark International from March 1991 until May 1998 and was previously employed by IBM for 22 years. Mr. Stanley also serves as a director of Kewplace (UK). Mr. Stanley is a graduate of FitzWilliam College, University of Cambridge, England with a Master of Arts degree, and holds a degree in Personnel Management from the London School of Economics. Age 67. (If elected term will expire 2008).
      Frank D. Stella, has served as a director since November 1993. Mr. Stella has served as President of F.D. Stella Products Company, a food service and dining equipment company, since 1946. Mr. Stella was appointed to the Commission for White House Fellows by President Ronald W. Reagan in 1983 and has served as Chairman of the Income Tax Board of Review, City of Detroit, since 1965. He is also on the boards of several medical and charitable organizations. Mr. Stella holds a degree from the College of Commerce and Finance at the University of Detroit. Age 86. Term expires in 2007.
      Rajendra B. Vattikuti, founder of Covansys, served as President and Chief Executive Officer from its formation in February 1985 until June 2000. He is currently Chairman, Chief Executive Officer and President and has been a director of the Company since its formation. From 1983 to 1985, Mr. Vattikuti was Director of Management Information Systems for Yurika Foods Corporation. From 1977 to 1983, he was an M.I.S. Project Leader for Chrysler Corporation. Mr. Vattikuti holds a Bachelor of Science degree in Electrical Engineering from the College of Engineering, Guindy (India) and a Master of Science degree in Electrical and Computer Engineering from Wayne State University. Age 54. Term expires in 2006.
      David H. Wasserman, has served as a director since April 2000. Mr. Wasserman has been a principal of Clayton, Dubilier & Rice since 1998. Prior to joining CDR, he was employed by Goldman, Sachs & Co. in the Principal Investment Area. He has also been employed by Fidelity Capital and as a management consultant for Monitor Company. Mr. Wasserman also serves as a director for ICO Global Communications LTD. Mr. Wasserman is a graduate of Amherst College and received his Masters of Business Administration from Harvard Business School. Age 37. Term expires in 2007.
      Gary C. Wendt, has served as a director since September 2004. Mr. Wendt is the former President, Chairman and Chief Executive Officer of GE Capital Services and served as GE Capital’s leader for 15 years. In 1999, Mr. Wendt founded two businesses in India including EXL, a back-office service company that was subsequently sold to GW Capital, a private equity advisor. From June, 2000 to September, 2002 Mr. Wendt served as President and Chief Executive Officer of Conseco, Inc. (“Conseco”). During his term as an officer of Conseco, the Company filed for Chapter 11 bankruptcy protection. Mr. Wendt earned a bachelor of science degree from the University of Wisconsin and an MBA from the Harvard School of Business Administration. He is a member of the National Board of Governors of the Boys & Girls Clubs of America; Chairman of the 21st Century Challenge for the New York Metropolitan Region; Trustee of the Boys and Girls Club of Stamford (Connecticut); member of the Board of Directors and past Chairman of the United Way of Tri-State and the Stamford United Way campaigns; past Director and Chairman of the Regional Plan Association; past Director and Chairman of the Southwestern Area Commerce & Industry Association of Connecticut (SACIA), and past Trustee of Outward Bound USA. Mr. Wendt also serves as director of Brunswick Capital (Russia). Age 62. (If elected, terms expires 2008).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES.
Executive Officers
      In addition to Mr. Vattikuti, the following are our executive officers;
      James S. Trouba, Executive Vice President and Chief Financial Officer, Age 42. Mr. Trouba has served as Chief Financial Officer since 2004. He joined the Company in June 2004. Prior to joining Covansys, Mr. Trouba was a principal with Ernst & Young LLP from May 2002 through June 2004 and prior to that was a principal with Arthur Andersen LLP.
      Sivaprakasam Velu, Executive Vice President, Age 54. Mr. Velu has served as Executive Vice President since 2000. He joined the Company in 1992.
      Arvind Malhotra, Senior Vice President, Age 41. Mr. Malhotra has served as Senior Vice President since 2003. He joined the Company in 1988.
      Stephen P. Nicholas, Senior Vice President, Age 44. Mr. Nicholas has served as Senior Vice President since 2004. He joined the Company in 1985.
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Although we are not required to, we wish to determine the opinion of our shareholders. Therefore, we are submitting our selection of independent registered public accounting firm for ratification at the Annual Meeting of Shareholders. If our selection is not ratified, we may reconsider our selection.
      On March 25, 2005 our Audit Committee appointed BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2005. We consider BDO Seidman, LLP to be extremely well qualified, and a representative of BDO Seidman, LLP will attend the meeting and have an opportunity to make a statement if they desire to do so. They will also answer appropriate questions from our shareholders.

      PricewaterhouseCoopers LLP, our previous independent registered public accounting firm, has billed the Company the following fees for professional services rendered for the years ended December 31, 2004 and 2003 (in thousands of dollars):

	2004	2003

Audit Fees	$3,713	$905
Audit Related Fees	209	34
Tax Fees	821	538
All Other Fees	10	21
      The Audit Committee has a policy that requires the pre-approval of non-audit related fees.
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
      On March 25, 2005, our Audit Committee, dismissed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm and engaged BDO Seidman, LLP to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2005.
      PwC’s reports on our consolidated financial statements for the fiscal years ending December 31, 2004 and 2003 do not contain any adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.
      During the years ended December 31, 2004 and 2003 and through March 25, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC would have caused them to make reference thereto in connection with their reports on the financial statements for such years.
      During the years ended December 31, 2004 and 2003 and through March 25, 2005, there were no reportable events as described in Regulation S-K Item 304(a)(1)(iv)(B) except as follows. In accordance with section 404 of the Sarbanes-Oxley Act, Covansys completed its assessment of the effectiveness of its internal control over financial reporting and concluded that the Company’s internal control over financial reporting was not effective as of December 31, 2004 due to material weaknesses in its internal control in revenue contract accounting, percentage of completion accounting, property and equipment, income taxes and lease accounting. PwC issued an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2004. More details on the material weaknesses in internal control over financial reporting and management’s plans to remediate these weaknesses are discussed in Item 9A of the Company’s 2004 Form 10-K.
      In connection with the 2003 Form 10-K/A filed on August 6, 2004, the Company noted material weaknesses in property and equipment and percentage of completion accounting. The material weakness in percentage of completion accounting was first communicated by PwC to the Company in November 2003. These items are further discussed in Item 9A of the Company’s 2004 Form 10-K referenced above.
      PwC has furnished a letter to the Securities and Exchange Commission dated March 30, 2005 stating that they agreed with the above statements.
      During our fiscal years ending December 31, 2004 and 2003 and through March 25, 2005, we did not consult with BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF OUR
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2005

GOVERNANCE MATTERS AND MEETINGS AND COMMITTEES OF THE BOARD
      The Board of Directors met 25 times during the fiscal year. In addition to meetings of the full Board, directors also attended meetings of Board Committees. Attendance by each director at meetings of the Board and Board Committees during the year and during the relevant period in which each director was a member of the Board was in excess of 75%. The Board of Directors has standing audit, compensation, finance and nominating/ governance committees.
Independence of Directors
      A majority of the Company’s directors meet the independence requirements prescribed by the NASDAQ National Market and, in the case of the members of the Audit Committee, also meet the audit committee independence requirements prescribed by the SEC. The following directors are not considered to be independent, Mr. Vattikuti because of his employment relationship with the Company, Mr. Land because of his status as the President of the Chesapeake Group, a financial advisory firm that provides services to the Company, and Messrs. Harris and Sanchez because of their employment relationships with Fidelity Information Services, Inc.
Code of Business Conduct
      Covansys has a Code of Business Conduct that applies to all employees, officers (including the chief executive officer, chief financial officer and chief accounting officer) and directors. The Code of Business Conduct is posted on the Company’s Internet web site at www.covansys.com in the investors section. The Company will post amendments to or waivers from the code (to the extent applicable to the Company’s chief executive officer, chief financial officer or chief accounting officer) at this location on its web site.
Committee Charters
      Charters for all Board Committees are posted on the Company’s internet web site at www.covansys.com in the investors section.
Communications with Directors
      Shareholders may send communications to the Board of Directors or to the independent directors as a group by writing to them c/o Corporate Secretary, Covansys Corporation, 32605 West Twelve Mile Road, Farmington Hills, Michigan 48334. All communications directed to Board members will be delivered to them.
Nominating and Governance Committee
      The Nominating and Governance Committee is comprised of three independent directors and is responsible for identifying and selecting qualified individuals as candidates for election to the Board of Directors, developing and recommending to the Board of Directors corporate governance standards, and assisting the Board of Directors in addressing corporate governance issues related to the roles of the directors, management and shareholders. Shareholders wanting to submit names of prospective nominees for consideration by the Committee as Directors should do so in writing addressed to our Corporate Secretary accompanied by sufficient biographical and other information to enable the Committee to make an informed decision. The Nominating and Governance Committee was formed in October 2004 and met once in 2004. The members of the Nominating and Governance Committee are Messrs. Stanley (Chair), Brooks and Wendt.
Audit Committee
      The Audit Committee which operates under a written charter adopted by the Board of Directors is responsible for reviewing and discussing with management our financial controls and accounting, audit and reporting activities. The Audit Committee reviews the qualifications of the Company’s independent registered public accounting firm, selects the independent registered public accounting firm and recommends the ratification of the independent registered public accounting firm to the Board, reviews the scope, fees, and results of any audit and reviews non-audit services provided by the independent registered public accounting firm. The Audit Committee is also responsible for approving any transactions between Covansys and its directors, officers, or significant shareholders. In addition, the Audit Committee approves any non-audit services to be performed by the independent registered public accounting firm. The Audit Committee met 13 times during the year. The members of the Audit Committee are Messrs. Brooks (Chair), Machtley, and Wasserman.
Compensation Committee
      The Compensation Committee is responsible for the administration of all salary and incentive compensation plans for the officers and key employees of the Company, including bonuses. The Compensation Committee also administers the Company’s 1996 Stock Option Plan and the Employee Stock Purchase Plan. The Compensation Committee met four times during the year. The members of the Compensation Committee are Messrs. Wendt (Chair), Stanley and Stella.
Finance Committee
      The Finance Committee is composed of three directors and is responsible for reviewing investment policies, strategies and transactions including the investment of the Company’s excess cash and other investable assets, the acquisition and disposition of companies and assets outside the normal course of business and stock repurchase programs. The Finance Committee met three times during the year. The current members of the Finance Committee are Messrs. Land and Sanchez. Mr. Foley was a member prior to his resignation and his replacement has not yet been appointed.
DIRECTOR COMPENSATION
      Directors who are not employees or executives of the Company are paid $3,000 per month for serving on the Board of Directors. Committee Chairmen receive an additional annual payment as follows: Audit — $15,000 per year; Compensation, Finance, Nominating & Governance — $5,000 per year. Each member also receives $1,500 per each Board or Committee meeting attended. The Company pays all expenses related to attendance at regular or special meetings.
      Directors are also eligible to participate in the 1996 Stock Option Plan. New non-employee directors receive an initial grant of non-qualified stock options to purchase 10,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant as quoted by the Nasdaq National Market. Thereafter, each director receives an annual award of non-qualified stock options to purchase 5,000 shares of common stock with an exercise price equal to the fair market value of the common stock on the date of grant as quoted on the Nasdaq National Market.
      In addition in 2004, certain independent, non-employee directors that served on a Special Committee of the Board of Directors related to assessment of the transactions with Fidelity Information Services, Inc. and Clayton Dubilier & Rice, Inc. were compensated for their services in the following amounts:

Special Committee Member	Amount

William C. Brooks	$50,000
Ronald K. Machtley	$35,000
Frank D. Stella	$35,000
John A. Stanley	$35,000

      During 2004, grants of non-qualified stock options were made to members of the Board of Directors at exercise prices of $10.44 and $11.12 per share. The options vest in four equal annual installments commencing one year from the date of grant. The following are the number of options granted to each director during the year:

Number of
Non-Employee Director	Options Granted

William C. Brooks	3,000
Kevin J. Conway(1)(2)	3,000
William P. Foley II(3)(4)	5,000
Hugh R. Harris(5)	0
Douglas S. Land	3,000
Ned C. Lautenbach(1)(2)	3,000
Ronald K. Machtley	3,000
Frank Sanchez(3)	5,000
John A. Stanley	3,000
Frank D. Stella	3,000
David H. Wasserman(1)	3,000
Gary C. Wendt(3)	5,000

(1)	Messrs. Conway, Lautenbach, and Wasserman were entitled to receive the options listed above, however, in accordance with their employment relationship with Clayton, Dubilier & Rice (“CDR”), the options were assigned to CDR.

(2)	Messrs. Conway and Lautenbach resigned from the Board of Directors effective September 15, 2004 and their options expired as they were unvested.

(3)	Messrs. Foley, Sanchez and Wendt options were granted at an exercise price of $11.12 upon appointment to the Board of Directors on September 15, 2004. Prior to December 2004, new non-employee directors were eligible to receive non-qualified options to purchase 5,000 shares of common stock.

(4)	Mr. Foley resigned from the Board of Directors effective April 5, 2005 and his options expired as they were unvested.

(5)	Mr. Harris did not become a member of the Board of Directors until April 2005.

DIRECTOR AND EXECUTIVE OFFICER OWNERSHIP
OF COVANSYS COMMON STOCK
      This table indicates how much common stock the executive officers and directors beneficially owned as of December 31, 2004. In general, “beneficial ownership” includes those shares a director or executive officer has the power to vote, or the power to transfer, and stock options that are exercisable currently or become exercisable within 60 days. Except as otherwise noted, the persons named in the table below have sole investment power with respect to all shares shown as beneficially owned by him.

	Shares of	Options
	Common Stock	Exercisable		Percent of
Name	Beneficially Owned	Within 60 Days		Outstanding Voting Shares(1)

Rajendra B. Vattikuti	6,311,756	3,722		16.8%
William C. Brooks	—	27,700		*
William P. Foley, II	—	—		*
Hugh E. Harris	—	—		*
Douglas S. Land	235,382	82,500		*
Ronald K. Machtley	—	35,500		*
Frank Sanchez	—	—		*
John A. Stanley	10,000	55,900		*
Frank D. Stella	67,915	33,500		*
David H. Wasserman	—	5,000	(2)	*
Gary C. Wendt	—	—		*
Sivaprakasam Velu	70,676	41,976		*
Stephen B. Nicholas	9,694	9,291		*
Arvind N. Malhotra		28,561		*
James S. Trouba	—	—		—

Directors and Executive Officers as a group (15 persons)	6,705,423	323,650		17.9%

*	Less than 1% of the outstanding voting shares of common stock.

(1)	Percentages are based on a total of 37,531,471 shares of common stock outstanding as of April 22, 2005.

(2)	These options are held by Clayton, Dubilier & Rice, a company that is partially owned by the named persons.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
      Set forth below is the name, address, stock ownership and voting power of each person, or group of persons, other than those listed in the preceding section relating to director and officer ownership, known by us as of April 22, 2005, to own beneficially more than five percent of our outstanding common stock as of a derived from Schedules 13G filed by such persons or groups in 2005.

	Number of Shares	Percent of
	Beneficially	Outstanding Shares	Percent of
Name and Address	Owned	by Class(1)	Voting Power(1)

Fidelity National Financial, Inc.(2)	11,000,000	29.3%	29.3%
601 Riverside Avenue Jacksonville, Florida 32204
Perry Corporation(3)	2,166,640	5.8%	5.8%
599 Lexington Avenue New York, NY 10022

(1)	Percentages are based on a total of 37,531,471 shares of Common Stock outstanding as of April 22, 2005.

(2)	Beneficial ownership as of September 15, 2004. Fidelity National Financial Inc. is the beneficial owner of the shares held by its wholly owned subsidiary Fidelity Information Services, Inc.

(3)	Beneficial ownership as of December 31, 2004. Perry Corp is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and Richard C. Perry is a control person of Perry Corp.
Voting Agreement
      On September 15, 2004, Rajendra B. Vattikuti, The Rajendra B. Vattikuti Trust and Fidelity Information Services, Inc. (“FIS”) entered into a Shareholders’ Agreement pursuant to which Mr. Vattikuti and The Rajendra B. Vattikuti Trust agree to vote their shares in favor of the election of the three directors designated by FIS to the Company’s Board of Directors in accordance with the Stock Purchase Agreement entered between the Company and FIS on September 15, 2004. FIS has agreed to vote its shares in favor of the election of Mr. Vattikuti and his nominee to the Board of Directors. The voting agreement will terminated when a party is no longer entitled to designate a nominee(s) to the Board of Directors.
      On March 17, 2000 Rajendra B. Vattikuti and Clayton, Dubilier & Rice entered into a Voting Agreement pursuant to which Mr. Vattikuti agreed to vote his shares in favor of the election of the three directors designated by the CDR to the Company’s Board of Directors in accordance with the Stock Purchase Agreement between the Company and CDR. CDR agreed to vote its shares in favor of the election with Mr. Vattikuti to the Board of Directors. The Voting Agreement was terminated on September 15, 2004.
Shareholder Rights Plan
      In October 2004, the Company’s board of directors adopted a shareholder rights plan which provided for the declaration of a dividend of one preferred share purchase right for each share of the Company’s common stock outstanding and any common shares issued thereafter. The rights are not exercisable until ten days following either:
      (1) a public announcement that

(A) a person or group of affiliated person (other than Rajendra B. Vattikuti and his affiliates and associates or Fidelity Information Services, Inc. and its affiliates and associates) has acquired beneficial ownership of 15% or more of the outstanding Common Shares.

(B) Rajendra B. Vattikuti and his affiliates have acquired beneficial ownership of 25% or more of the outstanding Common Shares or

(C) Fidelity Information Services, Inc. and its affiliates have acquired beneficial ownership of 40% or more of the outstanding Common Shares (each of the persons specified in clauses (A), (B) or (C), upon acquiring that level of beneficial ownership, is an “Acquiring Person”) or
      (2) the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which results in the beneficial ownership

(A) by a person or group (other than Rajendra B. Vattikuti and his affiliates and associates or Fidelity Information Services, Inc. and its affiliates) of 15% or more of the outstanding Common Shares, or

(B) by Rajendra B. Vattikuti and his affiliates of 25% or more of the outstanding Common Shares or

(C) by Fidelity Information Services, Inc. and its affiliates of 40% or more of the outstanding Common Shares.
      Each right, if exercisable, will entitle its holder to purchase one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock at an exercise price of $11.00, subject to adjustment.
      If a person or group becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Preferred Shares or other similar securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the existence of a Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person will be null and void.
      In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.
      At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).
      The board of directors may redeem the Rights at any time before they become exercisable for $.01 per Right and, if not exercised or redeemed, the Rights will expire on November 1, 2014.

EXECUTIVE COMPENSATION
Report of the Compensation Committee on Executive Compensation
      The Covansys Compensation Committee is comprised of three independent directors who are not employees of the Company. The Compensation Committee is responsible for the approval and administration of compensation programs for the executive officers of Covansys. In conducting its review of executive compensation matters, the committee utilizes the compensation data and the advisory services of an independent compensation consultant. Our compensation policy for executive officers is intended to:

•	provide competitive compensation packages in order to attract and retain superior executive talent;

•	link a significant portion of an executive’s overall compensation to financial results as reflected in the value returned to shareholders’ and

•	provide long-term equity compensation to align the interests of executive officers with those of shareholders and reward successful performance.
Cash Compensation
      Cash compensation for executive officers is based primarily on an analysis of competitive executive compensation. The Compensation Committee relies upon general business compensation surveys to determine appropriate compensation ranges. The Compensation Committee also relies upon applicable industry specific national market survey data provided by independent compensation service providers to determine the appropriate level of cash compensation for executive officers.
      Our policy is to pay executive officers at the competitive averages for comparable positions. Compensation levels for individual executive officers may be greater or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive’s position, skills, achievements, tenure with the Company and other historical factors.
      Management employees of the Company, including named executive officers, are eligible to participate in bonus plans applicable to a broad cross section of the Company’s employees. The plans are based on achievement of targets related to revenue, gross profit and discretionary factors.
Equity Compensation
      Equity compensation is provided to executive officers principally through the 1996 Stock Option Plan (the “Plan”). Generally, awards under the Plan vest over a four year period to ensure that the decisions made by officers consider the long-term best interests and continued financial and operational growth and achievement of the Company.
      Awards of stock options to executive officers during the year under the Plan are made at the then current fair market value of the common stock as quoted on the Nasdaq National Market. Making awards at the then current fair market value ensures that the options only become valuable upon the continued appreciation of the stock price. In administering the Plan in this manner, the Compensation Committee strives to align the interests of executive officers with the interests of shareholders.
Chief Executive Officer’s Compensation
      Mr. Vattikuti replaced Mr. Clague as the Company’s Chief Executive Officer on September 1, 2004. On March 17, 2000, the Company and Mr. Vattikuti entered into a five-year employment agreement which provides for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides for Mr. Vattikuti to receive a base salary in 2000 and for succeeding years of $500,000 and a bonus of up to 100% of his base salary. The base salary and bonus may be adjusted by the Compensation Committee. The agreement also provides, among other things, that if Mr. Vattikuti’s employment is terminated by the Company without cause, or by Mr. Vattikuti under certain conditions (including a change in control as defined in the agreement), the Company is obligated to pay him an amount equal to 2.99 times his base salary in effect immediately prior to such termination and the greater of his most recent bonus or the bonus received immediately prior to such bonus. The agreement contains a restrictive covenant that prohibits Mr. Vattikuti from competing anywhere in the world with the Company’s business during any period in which he receives compensation and for one year after the cessation of such compensation.
      Mr. Clague became the Company’s Chief Executive Officer in October 2002. Mr. Clague’s annual salary, as Chief Executive Office, was $500,000. He was also eligible for a bonus of up to 100% of his annual salary. Mr. Clague was also granted options to purchase 500,000 shares of common stock at exercise prices ranging from $9 to $30 per share. In December 2002, 175,000 of those options were canceled in connection with Mr. Clague’s election to participate in the Stock Option Exchange Program. New stock options to purchase 50,144 shares were issued to replace those canceled on July 1, 2003 at an exercise price of $3.12 per share. Mr. Clague’s employment with the Company ended on September 1, 2004.

Compensation Committee

Gary C. Wendt, Chairman
Frank D. Stella
John A. Stanley

Employment Agreements and Arrangements
      On May 26, 2004 the Company entered into an employment agreement with Mr. Trouba. The employment agreement provides for an annual salary of $225,000 and an annual performance-based incentive bonus of up to 50% of his base salary. Mr. Trouba is eligible to participate in other benefit plans and programs maintained by the Company for its senior executives, including health, disability and retirement plans. In the event Mr. Trouba’s employment with the Company is terminated by the Company with or without cause within 12 months of the commencement of his employment or after 12 months, for any reasons except for cause or if there is a change in control of the Company, he will receive a severance package equal to 12 months of his base salary.
      On January 1, 2002, the Company entered into a three-year employment agreement with Mr. Clague. The employment agreement with Mr. Clague provided for an annual base salary of $500,000 and an annual incentive bonus of up to 100% of his base salary dependent upon achieving target financial and other performance objectives. Mr. Clague was eligible to participate in the other benefit plans and programs maintained by the Company for its senior executives, including health, disability and retirement plans. In the event that Mr. Clague is terminated without cause or by reason of his retirement after age 65, the Company was obligated to pay him his base salary through the end date of the agreement. Mr. Clague resigned effective September 1, 2004.
      On March 17, 2000, the Company and Mr. Vattikuti entered into a five-year employment agreement which provides for an initial term and automatic renewals so that the term of the agreement is always five years unless either party elects not to extend the term. The agreement provides for Mr. Vattikuti to receive a base salary in 2000 and for succeeding years of $500,000 and a bonus of up to 100% of his base salary. The base salary and bonus may be adjusted by the Compensation Committee. The agreement also provides, among other things, that if Mr. Vattikuti’s employment is terminated by the Company without cause, or by Mr. Vattikuti under certain conditions (including a change in control as defined in the agreement), the Company is obligated to pay him an amount equal to 2.99 times his base salary in effect immediately prior to such termination and the greater of his most recent bonus or the bonus received immediately prior to such bonus. The agreement contains a restrictive covenant that prohibits Mr. Vattikuti from competing anywhere in the world with the Company’s business during any period in which he receives compensation and for one year after the cessation of such compensation.
      The Company adopted an Executive Severance Plan in 2001 applicable to senior executives employed at that time. The Plan provides certain severance benefits in the event of 1) termination despite acceptable job performance, attendance and conduct; 2) a substantial and material change in job duties that diminishes job duties, the authority of the executive’s position or both; or 3) a change in control. A change in control is defined to occur when, following a merger, sale, consolidation or transfer, the Company or the shareholders of the Company either (a) will not own more than 50% of the voting power of the corporation surviving the transaction, or (b) if the Company and the other corporation both survive, will not own more than 50% of the voting power of the Company and more than 50% of the corporation or business acquired. Upon occurrence of one of the listed triggering events, the executive will be entitled to receive termination pay equal to one year of salary and reimbursement for up to twelve months of COBRA continuation health care coverage. Of the Company’s current executive officers, only Mr. Velu is covered by the Executive Severance Plan.

Executive Compensation Table
      The table below shows the compensation paid to the President and Chief Executive Officer and the next four highest compensated executive officers.

						Long-Term
						Compensation
						Awards

						Securities
	Fiscal					Underlying		All Other
Name and Principal Position	Year	Salary	Bonus	Other		Options(#)		Compensation(2)

Rajendra B. Vattikuti	2004	$500,000	—	$114,224	(1)(6)	—		$5,200
Chairman and Chief	2003	$500,000	—	$16,750	(1)	14,885	(4)	$4,800
Executive Officer	2002	$500,000	—	$14,544	(1)	—		$4,400

Martin C. Clague(3)	2004	$374,889	—	$416,666	(5)	37,536	(7)	—
Former President and	2003	$500,000	$150,000	—		50,144	(4)	—
Chief Executive Officer	2002	$479,167	—	—		500,000		—

Sivaprakasam Velu	2004	$278,750	$74,456	—		25,000		$5,200
Executive Vice	2003	$300,000	$395,943	—		13,619	(4)	$4,800
President	2002	$324,214	$143,100	—		—		$4,400

Stephen B. Nicholas	2004	$250,000	$190,000			25,000		$5,200
Senior Vice	2003	$229,375	$224,733	—		10,059	(4)	$4,800
President	2002	$217,357	$72,241	—		—		$4,400

Arvind N. Malhotra	2004	$250,000	—			15,000		$5,200
Senior Vice	2003	$250,000	$35,498	—		3,371	(4)	$4,800
President	2002	$279,274	$76,225	—		—		$4,400

(1)	Automobile allowance.

(2)	Represents the amount of contribution by the Company on behalf of such individual to the Company’s 401(k) Plan.

(3)	Mr. Clague resigned effective September 1, 2004.

(4)	85,000 options in the case of Mr. Vattikuti, 175,000 options in the case of Mr. Clague, 70,000 options in the case of Mr. Velu, 19,000 options in the case of Mr. Malhotra and 26,500 options in the case of Mr. Nicholas were canceled in December 2002, in accordance with a Stock Option Exchange Program. New options to replace those canceled were issued July 1, 2003 at an exercise price equal to the fair market value of the Company’s common stock on the date of grant which was $3.12.

(5)	Severance.

(6)	Includes $100,000 expenses paid by the Company for Mr. Vattikuti in connection with the recapitalization transaction.

(7)	Extension of option exercise period as part of severance package.

Options Granted During 2004

					Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates
	Securities	Options			of Stock Appreciation
	Underlying	Granted to			For Option Term(1)
	Options	Employees in	Exercise	Expiration
Name	Granted	Fiscal Year	Price(2)(3)	Date	5%	10%

Sivaprakasam Velu	25,000	2.1%	$13.08	12/20/2014	$205,649	$521,154
Stephen B. Nicholas	25,000	2.1	13.08	12/20/2014	205,649	521,154
Arvind N. Malhotra	15,000	1.3	13.08	12/20/2014	123,389	312,692

(1)	The dollar amounts indicated in these columns are the result of calculations required by the rules of the Securities and Exchange Commission which assume specified stock value appreciation. These growth rates are not intended by Covansys to forecast future stock price appreciation of Covansys common stock.

(2)	The exercise price equals the fair market value of Covansys common stock as of the date the options are granted as quoted on Nasdaq and determined by the Compensation Committee.

(3)	Options vest in four equal annual installments commencing one year after the date the option is granted.
Option Exercises and 2004 Year-End Values
      The following table shows the number and value of stock options (exercised and unexercised) for the listed Executive Officers.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired		Options at Year-End		at Year End ($)(1)
	Upon	Value
Name	Exercise (#)(1)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Rajendra B. Vattikuti	—	—	3,722	11,163	$45,334	$135,965
Martin C. Clague	—	—	112,536	—	782,688	—
Sivaprakasam Velu	29,783	$371,976	41,976	43,963	127,203	218,052
Stephen B. Nicholas	—	—	9,291	32,543	42,646	147,374
Arvind N. Malhotra	1,000	$11,320	28,561	20,028	141,483	74,991

(1)	Calculated based upon the closing share price of Covansys common stock on December 31, 2004 of $15.30 less the option exercise price. An option is in-the-money when the market value of Covansys common stock exceeds the exercise price of the option.
Compensation Committee Interlocks and Insider Participation
      During 2004, the Company had no Compensation Committee interlocks.

PERFORMANCE GRAPH
Comparison of Cumulative Total Return
Since December 31, 1999

Company Name	12/00	12/01	12/02	12/03	12/04

Covansys Corporation	100.00	86.78	36.44	106.66	148.36
S&P 500 Comp	100.00	86.96	66.64	84.22	91.79
Russell 2000 Index	100.00	101.03	79.23	115.18	134.75

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board. The Committee is appointed by the Board to monitor, among other things, the Company’s financial reporting process and the independence and performance of the Company’s independent registered public accounting firm. It is the responsibility of management of the Company to prepare financial statements in accordance with generally accepted accounting principles and of the Company’s independent registered public accounting firm to audit those financial statements.
      Throughout the year, the Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees) as amended by Statement on Auditing Standards No. 90.
      In addition, the Committee has discussed with the independent registered public accounting firm, the accountants’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining their independence.
      The Committee also meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
      Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and be filed with the Securities and Exchange Commission.
      The Audit Committee Charter was amended during 2003 to comply with the provisions of the Sarbanes-Oxley Act of 2002.
      Each member of the Audit Committee is independent as defined under the listing standards of the Nasdaq National Market.

AUDIT COMMITTEE
William C. Brooks, Chairman
Ronald K. Machtley
David H. Wasserman

Equity Compensation Plan Information

	Number of securities to be
	issued upon exercise of	Weighted average exercise	Number of securities
	outstanding options,	price of outstanding options,	remaining available for future
Plan category	warrants and rights	warrants and rights	issuance

	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,197,871	$11.88	10,149,583
Equity compensation plans not approved by security holders

Total	3,197,871	$11.88	10,149,583
CERTAIN TRANSACTIONS
Related Party Transactions (Dollars in 000’s)
      On September 15, 2004 the Company issued 8,700,000 shares of common stock and 4,000,000 warrants to Fidelity Information Services (“FIS”) for $95,700. In the second quarter of 2004, the Company entered into a Master Services Agreement with FIS to provide services over a five year period. Services provided by the Company to FIS during 2004 totaled approximately $5,070. The balance owed to the Company by FIS at December 31, 2004 was $2,259. In connection with the acquisition of 2,300,000 shares of the Company’s common stock from the Chief Executive Officer of the Company by FIS, the Company reimbursed the Chief Executive Officer $100 for certain out-of-pocket fees and expenses. In addition, the Company reimbursed FIS $1,000 for certain out-of-pocket fees and expenses related to the recapitalization.
      Synova, Inc. and subsidiaries (Synova) are an IT professional services organization owned by the Company’s Chief Executive Officer. For the year ended December 31, 2004, the Company provided services to Synova totaling approximately $2,520. In addition, Synova provided services to the Company, for the year ended December 31, 2004, totaling approximately $2,051. The net balance owed to (from) the Company with Synova at December 31, 2004 was ($206). In addition, under the terms of a note payable originated in 2000 (originally $8,000), Synova owes the Company $3,000. The note is due in September 2005, and interest, at a variable rate (6.5% in the fourth quarter 2004), is paid quarterly in accordance with its terms.
      The Company paid approximately $604 to Clayton, Dubilier and Rice, Inc. (CDR), a shareholder, for financial, management advisory, and executive management services for the year ended December 31, 2004. During 2004, the Company entered into a recapitalization transaction in which CDR’s ownership interest in Covansys, including $168,655 of Convertible Redeemable Preferred Stock, was redeemed and exchanged for consideration valued at $227,700 including $177,500 of cash, 2,000,000 shares of Covansys common stock, $17,500 of subordinated notes and five-year warrants for 5,000,00 shares of common stock at a strike price of $18 per share. In connection with the recapitalization, the company reimbursed CDR $500 for certain out-of-pocket fees and expenses.
      The Company paid approximately $903 during the year ended December 31, 2004 for consultation and advisory services in connection with the recapitalization transaction for merger and acquisition consulting services provided by the Chesapeake Group, Inc., a company owned by a director.
      The Company has loans to its employees in India of $1,192 at December 31, 2004, to assist them with the purchase of automobiles and houses. The loans, which bear interest at below market rates, are collateralized by the property and repaid through payroll deductions.

      In December 2004 Mr. Velu paid the Company in full for certain loan indebtedness to the Company in the total amount of $343. Also in December 2004, Mr. Land paid the Company in full for certain loan indebtedness in the total amount of $789 related to a stock option loan entered into between the Company and Mr. Land in 1996.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (all of whom we refer to collectively as “reporting persons”), to file an initial report of ownership on Form 3 and changes in ownership on Form 4 with the Securities and Exchange Commission (the “SEC”) and with the Nasdaq Stock Market. Those reporting persons are also required by SEC rules to furnish copies of all Section 16(a) reports they file to the Company. Under the Sarbanes-Oxley Act of 2002, effective August 29, 2002, transactions by reporting persons must generally be reported within two business days after the execution date of the transaction.
      Based solely upon a review of such forms received by the Company and written representations from certain reporting persons, the Company determined that no reporting persons had failed to file required reports or had filed reports with incomplete or incorrect information.
Code of Ethics
      The Company has adopted a code of ethics that applies to the chief executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The code of ethics is available at the Company’s website located at www.covansys.com.
Shareholder Proposals
      Shareholders that want to present a proposal to be considered at the 2006 annual meeting should send the proposal to Brett Pynnonen, Secretary of Covansys Corporation at 32605 West Twelve Mile Road, Suite 250, Farmington Hills, MI 48334 by registered, certified or express mail. Proposals must be received prior to December 31, 2005.

DIRECTIONS TO THE RITZ-CARLTON, DEARBORN, DEARBORN, MI

From Detroit Metro Airport
1.	Take I-94 East to M-39 (Southfield Expressway).
2.	Go North to the Michigan Avenue exit.
3.	Remain North on the Southfield Service Drive (do not turn on Michigan Avenue).
4.	The first light is Hubbard Drive, turn left.
5.	The Ritz-Carlton Dearborn is located on the Southwest corner of Hubbard Drive and the Southfield Service Drive.
From the North
1.	Take I-75 South to I-696 West.
2.	Take I-696 West to the Southfield Road Exit.
3.	Take Southfield Road South to the Southfield Expressway (M-39) South.
4.	Take Southfield Expressway (M-39) South to the Ford Road exit. Exit at Ford Road.
5.	Remain South on the Southfield Service Drive. Do not turn on Ford Road.
6.	Take the Southfield Service Drive to Hubbard Drive.
7.	Turn right onto Hubbard Drive.
8.	The hotel will be on your left side.
From the South
1.	Take I-75 North to the Southfield Expressway (M-39) North.
2.	Take the Southfield Expressway (M-39) to the Michigan Avenue Exit.
3.	Remain North on the Southfield Service Drive. Do not turn on Michigan Avenue.
4.	Take the Southfield Service Drive to Hubbard Drive.
5.	Turn left onto Hubbard Drive.
6.	The hotel will be on your left side.
From the West (Directions have been modified due to construction)
1.	Take I-96 East to Telegraph Road South.
2.	Take Telegraph Road South to Ford Road East.
3.	Take Ford Road East to the Southfield Service Drive.
4.	Take the service drive to Hubbard Drive.
5.	Turn right onto Hubbard Drive.
6.	The hotel will be on your left side.
The Ritz-Carlton, Dearborn
300 Town Center Drive
Dearborn, MI 48126
313-441-2000

Admission Ticket

COVANSYS CORPORATION
Annual Meeting of Shareholders

Tuesday, June 14, 2005 at 9:00 AM
Ritz-Carlton, Dearborn
300 Town Center Drive
Dearborn, MI 48126

This ticket admits the named Shareholder(s) and one guest. Photocopies will not be accepted. You may be asked for identification at the time of admission.

DETACH HERE

PROXY

COVANSYS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Covansys Corporation appoints Brett Pynnonen as proxy for the undersigned, with full power of substitution, to vote the common stock of the Company which the undersigned would be entitled to vote as of the close of business on April 22, 2005 at the Annual Meeting of Shareholders to be held Tuesday, June 14, 2005.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESSED CHANGED?	DO YOU HAVE ANY COMMENTS?

COVANSYS CORPORATION
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT’S FOUR NOMINEES AS DIRECTORS.

1.	Election of Directors

Nominees:	(1) Hugh R. Harris	Class II Director
	(2) William C. Brooks	Class III Director
	(3) John A. Stanley	Class III Director
	(4) Gary C. Wendt	Class III Director

FOR	WITHHELD
☐	☐

☐
For all nominees except as written above

2.	Ratify the appointment of BDO Seidman, LLP	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE MARK, FILL IN DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Note: Please sign name exactly as your name appears on the Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If there is more than one trustee, all should sign. All joint owners must sign.

Signature:	Date:

Signature:	Date: